NYMT

NEW

YORK

MORTGAGE

TRUST

Safe Harbor Statement –
Private Securities Litigation Reform Act of 1995

Forward Looking Information

This presentation may include forward-looking statements. These forward-looking statements include comments with respect to our objectives and strategies, and the results of our operations and our business.

However, by their nature, these forward-looking statements involve numerous assumptions, uncertainties and opportunities, both general and specific. The risk exists that these statements may not be fulfilled. We caution readers of this presentation not to place undue reliance on these forward-looking statements as a number of factors could cause future company results to differ materially from these statements.

Forward-looking statements may be influenced in particular by factors such as fluctuations in interest rates and stock indices, the effects of competition in the areas in which we operate, and changes in economic, political, regulatory and technological conditions. We caution that the foregoing list is not exhaustive.

When relying on forward-looking statements to make decisions, investors should carefully consider the aforementioned factors as well as other uncertainties and events.

NYMT

NEW

YORK

MORTGAGE

TRUST

Straightforward Corporate Structure


NTR: Real Estate Investment Trust
Mortgage Loans & Securitized Loan Portfolio
100% Owned
Prime ARM Loans
Held in Portfolio
Transferred at Cost
and Securitized
(Taxable REIT Subsidiary)
Originations
Non-Portfolio Loans Sold Servicing
Released; Cash Sales
3rd Party
Investors

Advantage of Self Originated

	Passive 100% RMBS	Self Originated 100% Loans
Return		
Yield on Assets	5.63%	5.83%
Borrowing Costs	5.15%	5.15%
Net Interest Spread	**0.48%**	**0.68%**
Leverage	12x	12x
Leverage Return	5.76%	8.16%
Equity Yield	5.63%	5.83%
Gross Return	11.39%	13.99%
Less REIT G&A	1.73%	1.73%
ROE	**9.66%**	**12.26%**

Data as of 3/23/06

NYMT
NEW
YORK
MORTGAGE
TRUST

Geographic Diversity

- 802 Employees
- 54 Office Locations
- Branches in 11 States



Licensed / Authorized to Lend (43 states & DC)

As of December 31, 2005

Origination Growth v. Industry


NYMT
NEW
YORK
MORTGAGE
TRUST
NYMC
THE
NEW YORK
MORTGAGE
COMPANY
LLC
375%
175%
-25%
MORTGAGE
BANKERS
ASSOCIATION
3Q02
3Q03
3Q04
3Q05

Origination Growth


$4,000
$2,000
$0
New Wholesale
Refinance
Purchase
$ in millions
2002
2003
2004
2005
2006e (incl Wholesale)

Portfolio Strategy


Self-Originated,
Low Cost Loans
Managed
Interest
Rate
Risk
ARM
Portfolio
High
Credit
Quality
ARMs

High Credit Quality Portfolio


ARM Portfolio
Average FICO: 733
Average LTV: 69%
Average Loan: $486,000
Owner Occupied: 95%
Average Reserves: 105 mo. PITI
Interest Only: 74%
Highest Concentration: NY – 32%
Average Income: $287,000
Neg Am or Option ARMs: 0%

As of December 31, 2005

Management Ownership


20%
10%
0%
NTR
AHM
MHL
OPX
NLY
AHN
LUM
TMA
HMB
MFA
SFO

Source: *Bloomberg* Date: 3/28/06

NYMT

NEW

YORK

MORTGAGE

TRUST